EXHIBIT 99.1

VisionWave Appoints Former UK Member of Parliament Ben Everitt’s Stratonex Defence Technologies as Strategic UK and European Commercialization Partner

WEST HOLLYWOOD, Calif., July 2, 2026 (GLOBE NEWSWIRE) - VisionWave Holdings, Inc. (NASDAQ: VWAV) (“VisionWave” or the “Company”), a defense technology company developing advanced AI-powered defense, security and autonomous systems, today announced that it has entered into a strategic Distributor Agreement with Stratonex Defence Technologies Ltd., a United Kingdom-based defense technology company co-founded by former Member of Parliament Ben Everitt.

Under the agreement, Stratonex will serve as VisionWave’s strategic commercialization, integration and sovereign delivery partner for the United Kingdom, Europe and other mutually agreed markets. The collaboration is designed to expand VisionWave’s commercial reach into defense, homeland security and government sectors by leveraging Stratonex’s experience, strategic relationships and understanding of the UK and European defense markets.

The agreement establishes a framework for identifying, developing and supporting commercial opportunities involving VisionWave’s growing portfolio of defense technologies, including autonomous systems, AI-enabled platforms, advanced sensing technologies, tactical communications, counter-drone solutions and related mission systems. Under the agreement, registered opportunities accepted by VisionWave will receive opportunity protection in accordance with the terms of the agreement.

Douglas Davis, Chief Executive Officer of VisionWave, commented:

“The United Kingdom and Europe continue to make significant investments in defense modernization, autonomous technologies and next-generation battlefield capabilities. Establishing Stratonex as our strategic commercialization and sovereign delivery partner represents another important milestone in VisionWave’s international growth strategy.

Ben Everitt brings an exceptional combination of government, defense policy and strategic leadership experience, together with deep experience across the UK and European defense sectors. We believe Stratonex is well positioned to help introduce VisionWave’s expanding portfolio of technologies to government, defense and industrial customers throughout the region.”

Ben Everitt, Co-Founder of Stratonex Defence Technologies, commented:

“VisionWave has assembled an impressive portfolio of technologies addressing many of today’s most significant defense and homeland security challenges. We look forward to working with governments, defense organizations and industry partners throughout the United Kingdom and Europe to support the responsible deployment of these technologies while meeting sovereign capability and integration requirements.”

Mr. Everitt served as a Member of the Parliament of the United Kingdom from 2019 through 2024. He brings experience spanning government, public policy, international business and technology commercialization. Mr. Everitt also serves as a member of VisionWave’s Advisory Board; he is an independent advisor and is not a director, officer or employee of VisionWave.

The Distributor Agreement establishes a long-term commercial framework under which Stratonex will support business development, customer engagement, opportunity management, sovereign integration and commercialization of VisionWave technologies within the agreed territories. The agreement does not require minimum purchase commitments and future sales will be subject to individual customer contracts and purchase orders. There can be no assurance that the Distributor Agreement will result in any particular level of orders, revenue or commercial success. Additional information regarding the Distributor Agreement is set forth in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Stratonex Defence Technologies Ltd.

Stratonex Defence Technologies Ltd. is a United Kingdom-based defense technology company focused on defense commercialization, sovereign capability development, technology integration and strategic engagement with government and defense organizations throughout the United Kingdom and Europe. The Company’s website is: https://stratonex.ai/

About VisionWave Holdings Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and fixed-site environments. The Company’s website is https://www.vwav.inc

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated benefits of the Distributor Agreement; VisionWave’s ability to expand its commercial presence in the United Kingdom, Europe and other international markets; the commercialization, integration and deployment of its technologies; the development of future business opportunities; customer engagements; strategic collaborations; government and defense opportunities; and potential future revenues, contracts or purchase orders. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to, the Company’s ability to commercialize its technologies, obtain customer orders, secure government or commercial contracts, maintain strategic relationships, satisfy regulatory and export control requirements, successfully integrate its technologies into customer applications, obtain necessary financing, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contact: investors@vwav.inc